UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2005

XENOPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)          On September 6, 2005, XenoPort, Inc. (the “Company”) accepted the voluntary resignation of Paul Goddard, Ph.D., from the Company’s board of directors effective as of such date.  In connection therewith, Dr. Goddard resigned from his position as chairman of the board.  Dr. Goddard’s resignation was predicated on his desire to pursue other professional opportunities.

(d)          On September 6, 2005, on the recommendation of the nominating and corporate governance committee, the Company’s board of directors elected Gary D. Tollefson, M.D., Ph.D., as a Class I director to fill the vacancy created by Dr. Goddard’s resignation for a term expiring at the 2006 annual meeting of stockholders. There was no arrangement or understanding between Dr. Tollefson and any other persons pursuant to which Dr. Tollefson was selected as a director. Dr. Tollefson has not been appointed to any committees of the board at this time.

A press release announcing Dr. Tollefson’s election to the board of directors is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit	Description

99.1	Press release, dated September 6, 2005, relating to the appointment of Gary D. Tollefson, M.D., Ph.D., to the XenoPort board of directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: September 6, 2005	By:	/s/ William G. Harris

William G. Harris
Senior Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated September 6, 2005, relating to the appointment of Gary D. Tollefson, M.D., Ph.D., to the XenoPort board of directors.